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                                                                    EXHIBIT 21.1

                       CENTENNIAL HEALTHCARE CORPORATION


Subsidiaries of Centennial HealthCare Corporation
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CENTENNIAL HEALTHCARE MANAGEMENT CORPORATION
A Georgia corporation

CENTENNIAL HEALTHCARE PROPERTIES CORPORATION
A Georgia corporation

CENTENNIAL/ASHTON PROPERTIES CORPORATION
A Georgia corporation

CENTENNIAL PROFESSIONAL THERAPY SERVICES CORPORATION
A Georgia corporation

CENTENNIAL ACQUISITION CORPORATION
A Georgia corporation

CENTENNIAL HEALTHCARE HOSPITAL CORPORATION
A Georgia corporation

TRANSITIONAL HEALTH SERVICES, INC.
A Georgia corporation


Subsidiaries of Centennial HealthCare Properties Corporation
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CENTENNIAL HEALTHCARE INVESTMENT CORPORATION
A Georgia corporation


Subsidiaries of Centennial Acquisition Corporation
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CENTENNIAL SERVICE CORPORATION - GRANT PARK
A Georgia corporation

CENTENNIAL SERVICE CORPORATION - MONTCLAIR
A Georgia corporation
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Subsidiaries of Transitional Health Services, Inc.
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THS PARTNERS I, INC.
A Delaware corporation

THS PARTNERS II, INC.
A Delaware corporation

PARAGON REHABILITATION, INC.
A Delaware corporation

TRANSITIONAL FINANCIAL SERVICES, INC.
A Delaware corporation


Subsidiaries of Paragon Rehabilitation, Inc.
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TOTAL CARE CONSOLIDATED, INC.
A Georgia corporation


Subsidiaries of Total Care Consolidated, Inc.
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TOTAL CARE, INC.
A North Carolina corporation

TOTAL HEALTH CARE SERVICES, INC.
A North Carolina corporation

HCC HOME HEALTH OF LOUISIANA, INC.
A Louisiana corporation


Subsidiaries of Total Health Care Services, Inc.
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TOTAL CARE OF THE CAROLINAS, INC.
A North Carolina corporation